UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/09/2009

ANESIVA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50573

Delaware	77-0503399
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

400 Oyster Point, Suite 502
South San Francisco, CA 94080
(Address of principal executive offices, including zip code)

(650) 624-9600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On November 9, 2009, Anesiva, Inc. ("Anesiva") announced that on November 5, 2009, it received a letter from The NASDAQ Stock Market LLC ("Nasdaq") stating that the Nasdaq Hearing Panel has granted Anesiva's request for continued listing on The NASDAQ Global Market subject to the condition that Anesiva shall have completed on or before December 31, 2009, the proposed merger (the "Merger") contemplated by the Agreement and Plan of Merger, dated August 4, 2009, among Anesiva, Arca Acquisition Corporation, a wholly-owned subsidiary of Anesiva, Arcion Therapeutics, Inc. ("Arcion") and, with respect to Articles V and IX only of the agreement, each of the Arcion stockholders listed on Schedule I thereto. A copy of Anesiva's press release is attached hereto as Exhibit 99.1.

Additional Information and Where to Find It

Anesiva has a filed a definitive proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the proposed Merger and the 2009 Annual Meeting of Stockholders. Investors and security holders are urged to read the definitive proxy statement because it contains important information about the proposed Merger and the 2009 Annual Meeting of Stockholders. Investors and security holders may obtain free copies of this document and other documents filed with the SEC at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Anesiva by contacting John Tran at 650-624-9600.

Anesiva and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Anesiva in connection with the 2009 Annual Meeting of Stockholders. Information regarding the special interests of these directors and executive officers is included in the definitive proxy statement of Anesiva described above. Additional information regarding the directors and executive officers of Anesiva is also included in Anesiva's Annual Report on Form 10-K, which was filed with the SEC on March 25, 2009, and in any documents subsequently filed by the directors and executive officers under the Securities Exchange Act of 1934, as amended.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANESIVA, INC.

Date: November 09, 2009	By:	/s/ John H. Tran
John H. Tran
VP, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release, dated November 9, 2009, entitled "Anesiva Receives Positive Nasdaq Hearing Panel Determination for Continued Listing."